                                                                    Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MannKind Corporation on Form S-8 of our report dated April 29, 2004 (July 22, 2004, as to the fifth paragraph of Note 1), appearing in registration statement No. 333-115020 on Form S-1 of MannKind Corporation.


DELOITTE & TOUCHE LLP

Los Angeles, California
July 30, 2004